SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                       January 23, 2003 (January 21, 2003)


                            ONLINE POWER SUPPLY, INC.
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              Exact Name of Registrant as Specified in its Charter)

             Nevada                     00-29669                84-1176494
------------------------------   ----------------------   ----------------------
  (State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
        of incorporation)                                   Identification No.)



     8100 South Akron, Suite 308
     Englewood, Colorado                                        80112
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     (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)





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ITEM 5.  OTHER EVENTS

     On January 21, 2003, the Securities and Exchange Commission (the "SEC" or "Commission") filed a civil injunctive action against OnLine Power Supply, Inc., its former chief executive officer, Larry G. Arnold (Arnold), and its former president, Kris M. Budinger (Budinger). The action is titled SEC v. OnLine Power Supply, Inc., Larry G. Arnold and Kris M. Budinger, Civ. Action No. 03-M-0121, United States District Court, District of Colorado. The Commission is not seeking any monetary relief from OnLine.

     The Commission's complaint alleges that between June 1996 and May 2000, OnLine, Arnold and Budinger sold $17.7 million of OnLine stock through unregistered transactions. The complaint further alleges that in connection with these stock sales, OnLine, Budinger and Arnold made false and misleading statements or omitted to state material facts to investors concerning, among other things, compensation that OnLine paid to registered representatives, and Budinger and Arnold's misappropriation of some of the proceeds from the sale of 841,000 shares of OnLine treasury stock. According to the complaint, these false and misleading statements were contained in OnLine's periodic reports filed with the Commission and offering materials provided to investors. Moreover, the complaint alleges that OnLine, aided and abetted by Arnold and Budinger, failed to keep accurate books and records.

     The Commission's complaint alleges that OnLine violated Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933 (Securities Act), Sections 10(b), 13(a) and 13(b)(2)(A) of the Securities Exchange Act of 1934 (Exchange Act) and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder. The complaint further alleges that Arnold and Budinger violated Sections 5(a), 5(c), and 17(a) of the Securities Act, Sections 10(b) of the Exchange Act and Rule 10b-5 thereunder, and aided and abetted OnLine's violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and rules 12b-20, 13a-1 and 13a-13 thereunder. The Commission seeks an injunction against OnLine, Arnold and Budinger, as well as an order requiring Arnold and Budinger to pay disgorgement plus prejudgment interest and civil penalties, and imposing officer and director bars and penny stock bars against the individuals.

     OnLine has not yet filed an answer to the complaint.

     The Commission also has instituted administrative and cease-and-desist proceedings against James F. Glaza. In the Order Instituting Public Administrative and Cease-And-Desist Proceedings and Notice of Hearing, the Commission's Division of Enforcement alleges that from August 1999 through May 2000, Glaza offered to sell and sold to the public OnLine common and preferred stock that was not registered with the Commission and for which no valid exemption from registration was available. Further, the Division alleges that Glaza made untrue statements to investors through oral statements, offering memoranda and promotional newsletters regarding; (a) compensation he was receiving from OnLine for the sale of OnLine stock; (b) Glaza's ability to purchase OnLine stock at lower prices than those paid by investors in contemporaneous transactions; and (c) OnLine's orders, financial condition, business relationships with third parties, stock price projections, and

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OnLine's anticipated listing on Nasdaq. Finally, the Division alleges that Glaza made untrue statements regarding the risk associated with investments in OnLine stock and facts relating to a loan he made to OnLine, including the use of investor proceeds to repay the loan. As a result, the Division alleges that Glaza violated Sections 5(a), 5(c), and 17(a) of the Securities Act and Section 10(b) of the exchange Act and Rule 10b-5 thereunder. The Division requests that Glaza pay disgorgement plus reasonable interest, pay civil penalties, and be barred from participating in any offering of penny stock. A hearing will be scheduled before an administrative law judge to determine whether the allegations contained in the Order are true, to provide Glaza an opportunity to dispute the Division's allegations, and to determine what sanctions, if any, are appropriate and in the public interest.

     From OnLine's perspective, the SEC's actions are very disappointing. The SEC's investigation of OnLine was initiated almost three years ago in March of 2000 as a direct result of OnLine's cautionary filing of a Form 8-K report with the SEC explaining the mis-information that was found in the public domain. In that Form 8-K, OnLine said that Internet postings contained statements attributed to Larry Arnold, then an officer and director of OnLine, and that those statements of expected revenue from product sales were not accurate.

     Over the intervening three years, OnLine has cooperated with the SEC throughout the course of its investigation. In early 2002, the SEC staff notified OnLine of its intent to request authority from the SEC to charge OnLine and other persons. In March of 2002, OnLine filed its Form 10-KSB report with the SEC, disclosing the results of OnLine's own internal investigation of Mr. Arnold's misdeeds while an officer and director of OnLine and also the staff's notice.

     With regards to the two OnLine employees named in this action, Mr. Arnold resigned as an officer and director in March of 2000, and Mr. Budinger resigned and left OnLine in June of 2002 coincidental with the hiring of a new CEO. Since their departures, neither of the individuals has had any official or unofficial duties or responsibilities or contact with OnLine.

     OnLine, as promised in the March 2002 SEC filings, is making every effort to recover damages suffered by OnLine and its shareholders from the misdeeds of individuals in the past. In November 2002, OnLine filed a report with the SEC disclosing that OnLine filed a lawsuit in Arapahoe (Colorado) District Court against Mr. Arnold and his wife Sally Arnold, and other defendants, seeking recovery of profits made by them and others from their alleged misdeeds. Specifically, OnLine alleges that it has been the victim of a series of devices, schemes and artifices to defraud, perpetrated by its former CEO and Chairman of the Board, Arnold. OnLine alleges that Arnold was associated in his tortious conduct by the other named defendants, and by persons whose true names are not now known.

     The amount of damages suffered by OnLine as the result of the defendants' actions, and therefore the amount of money to be sought to be recovered from the defendants, is believed to be substantial, but not presently determinable.


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     In July of 2002 with new management in place, an effort was initiated to save OnLine from utilizing diminishing resources of time and money to defend itself against an SEC court proceeding. OnLine offered to settle all of the then proposed charges with the SEC, but the settlement offer was rejected. OnLine does not believe that the SEC's Court action against it is warranted. By replacing top management and suing the Arnolds, OnLine on its own has taken aggressive action to correct any past problems and recover any losses.

     The new Board of Directors and management of OnLine remain committed to making OnLine a success. The company believes its patented technology possesses an excellent potential to provide improvements in the efficiency and reliability of AC/DC power conversion for the benefit of a wide range of customers.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: January 22, 2003                     By:    /s/  Glenn M. Grunewald
                                                 -------------------------------
                                                 GLENN M. GRUNEWALD,
                                                 Chief Executive Officer


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